EXECUTION COPY

Limited GUARANTEE

THIS LIMITED GUARANTEE (“Guarantee”) is made as of July 19, 2020, by HS Midco, Inc., a Delaware corporation (“Guarantor”), in favor of GlobalSCAPE, Inc., a Delaware corporation (the “Company”).

Recitals

WHEREAS, the Company, Help/Systems, LLC, a Delaware limited liability company (“Parent”), Grail Merger Sub, Inc. a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and solely with respect to certain sections therein, HS Purchaser, LLC, a Delaware limited liability company, and Help/Systems Holdings, Inc., a Delaware corporation, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company on the terms and subject to the conditions of the Merger Agreement (the “Merger”);

WHEREAS, Guarantor and its Affiliates own, beneficially, a majority of the outstanding equity interests of Parent;

WHEREAS, pursuant to the Merger Agreement, Guarantor is required to execute and deliver this Guarantee to guarantee the full and prompt payment of the Guaranteed Obligations; and

WHEREAS, all capitalized terms used herein which are not herein defined shall have the meanings ascribed to them in the Merger Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals, Guarantor agrees and covenants with the Company as follows:

1.                  Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees as a primary obligor and not merely as surety to the Company, the full and prompt payment of One Hundred Percent (100%) of Parent’s obligation to (i) pay the Parent Termination Fee in accordance with Section 8.3(c) of the Merger Agreement and (ii) reimburse and indemnify the Company under Sections 6.5(e) and 6.5(f) of the Merger Agreement (collectively, the “Guaranteed Obligations”), subject to the terms and conditions herein; provided, that the maximum aggregate liability of the Guarantor hereunder shall not exceed an aggregate amount equal to $11,055,000.00, plus the reimbursement and indemnification obligations set forth in clause (ii) above (together, the “Maximum Amount”), and the Company hereby agrees that (i) the Guarantor shall in no event be required to pay more than the Maximum Amount under or in respect of this Guarantee and (ii) the Guarantor shall not have any obligation or liability to any person relating to, arising out of or in connection with this Guarantee, the Merger Agreement or the Equity Commitment Letter (as defined below) other than as expressly set forth herein or in the Equity Commitment Letter.

2.                  It is the intent and purpose of Guarantor that the obligations under this Guarantee will be absolute, independent and unconditional under any and all circumstances, other than with respect to (a) defenses to the payment of the Guaranteed Obligations that are available to Parent under the Merger Agreement (it being understood that such defenses will be defenses to Guarantor’s obligations hereunder) or (b) breach by the Company of this Guarantee or any fraud by the Company, and, notwithstanding any other provision of this Guarantee to the contrary, the Guarantor may assert, as a defense to or a release or discharge of, any payment or performance by the Guarantor under this Guarantee, any claim, set-off, deduction, defense or release that Parent could assert against the Company under the terms of, or with respect to, the Merger Agreement that would relieve Parent of its obligations under the Merger Agreement. Guarantor hereby waives (a) promptness, diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment for payment or performance, notice of non-payment or non-performance, default, demand, protest, acceleration or dishonor, and (b) to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against Parent. Guarantor agrees that this Guarantee shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of the Merger Agreement. Guarantor waives any and all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of any Law or otherwise. To the fullest extent permitted by applicable law, Guarantor hereby expressly and irrevocably waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by the Company. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

3.                  Guarantor's liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement, or that certain letter agreement dated as of even date herewith from HS Purchaser, LLC and Help/Systems Holdings, Inc. to Parent (the “Equity Commitment Letter”), other than with respect to (a) defenses to the payment of the Guaranteed Obligations that are available to Parent under the Merger Agreement (it being understood that such defenses will be defenses to Guarantor’s obligations hereunder) or (b) breach by the Company of this Guarantee or any fraud by the Company, and, notwithstanding any other provision of this Guarantee to the contrary, the Guarantor may assert, as a defense to or a release or discharge of, any payment or performance by the Guarantor under this Guarantee, any claim, set-off, deduction, defense or release that Parent could assert against the Company under the terms of, or with respect to, the Merger Agreement that would relieve Parent of its obligations under the Merger Agreement. This Guarantee is a guarantee of payment and not of collection, and a separate action or actions may be brought and prosecuted by the Company against Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub are joined in any such action or actions.

4.                  Guarantor agrees that the Company may, in its sole discretion, at any time and from time to time, without notice to or further consent of Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also make any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company and Parent or Merger Sub without in any way impairing or affecting Guarantor's obligations under this Guarantee or affecting the validity or enforceability of this Guarantee. Guarantor agrees that, subject to the terms and provisions hereof, the obligations of Guarantor hereunder shall not be released or discharged, in whole or in part, and shall not be conditioned upon or otherwise affected by (whether or not Guarantor has any knowledge or notice thereof and without further consent of Guarantor): (a) the failure or delay on the part of the Company to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or Guarantor; (b) any change in the time, place, manner or terms of payment of any of the Guaranteed Obligations, or any extension of the time of payment of, renewal, rescission, waiver, compromise or alteration of, any Guaranteed Obligation, any escrow arrangement or other security therefor, any liability incurred directly or indirectly in respect thereof, or any agreement entered into by the Company and Parent and/or Merger Sub in connection therewith; (c) any renewal, rescission, waiver, compromise or other amendment or modification of any terms or provisions of the Merger Agreement, the Equity Commitment Letter or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations (except to the extent that any such renewal, rescission, waiver, compromise or other amendment or modification modifies or otherwise affects the Guarantee); (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations; (f) the existence of any claim, set-off or other right which Guarantor may have at any time against Parent, Merger Sub or the Company, whether in connection with the Guaranteed Obligations or otherwise; (g) the adequacy of any other means the Company may have of obtaining payment related to the Guaranteed Obligations; (h) any lack or limitation of status or power, incapacity, disability or other legal limitation of Parent or Merger Sub in respect of any Guaranteed Obligations or the lack of validity or enforceability of the Merger Agreement, the Equity Commitment Letter or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (i) any breach of the Merger Agreement; or (j) any other act or omission that may in any manner or to any extent vary the risk of Guarantor or otherwise operate as a discharge of Guarantor as a matter of law or equity (other than payment of the Guaranteed Obligations).

5.                  The Company shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect Guarantor's obligations hereunder.

6.                  Guarantor hereby represents and warrants as follows:

(a)               It has the legal capacity and authority to execute, deliver and perform this Guarantee and the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not and will not conflict with or result in any violation of or contravene any applicable law, term or provision of Guarantor’s organizational documents, governmental order or contractual restriction binding on Guarantor or any of its assets, including without limitation any agreement, indenture or undertaking to which Guarantor is a party or by which it or any of its property is or may be bound;

(b)               except as provided in this Guarantee, the execution, delivery or performance by Guarantor of this Guarantee will not result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which Guarantor is a party or by which it or any of its property or assets is bound or to which he may be subject;

(c)               (i) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and (ii) no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Guarantee by such Guarantor;

(d)               this Guarantee has been duly and validly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to the Enforceability Exceptions;

(e)               Guarantor hereby acknowledges that it has copies of, and is fully familiar with, the Merger Agreement; and

(f)                Guarantor has the financial capacity to pay and perform its obligations under this Guarantee in full, and all funds necessary for Guarantor to fulfill its obligations under this Guarantee in full shall be available to Guarantor for so long as this Guarantee shall remain in effect.

7.                  No failure on the part of any party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the parties hereto, or allowed to each of them by law, in equity or by other agreement shall be cumulative and not exclusive of any other, and may be exercised at any time or from time to time.

8.                  This Guarantee shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. This Guarantee shall not be assigned, in whole or in part, by operation of law or otherwise by Guarantor or by the Company without the express written consent of the Company (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Company) and any attempted assignment without such consent shall be null and void. This Guarantee will terminate and cease to be of force and effect upon the earliest to occur of (a) the Effective Time, (b) the payment in full of the Guaranteed Obligation and (c) 60 days following the termination of the Merger Agreement in accordance with its terms, unless one or more claims with respect to one or more Guaranteed Obligations has been asserted by the Company in writing against Guarantor prior to the end of such 60-day period, in which case this Guarantee will continue in effect until the resolution of such claims and satisfaction, to the extent required, of such Guaranteed Obligations, whereupon this Guarantee will terminate. In the event that the Company asserts in any litigation or other proceeding relating to this Guarantee, that the provisions hereof are illegal, invalid or unenforceable, in whole or in part, or asserts any theory of liability against the Guarantor or any former, current and future direct and indirect holders of any equity, controlling persons, directors, officers, employees, representatives, Affiliates (other than any direct or indirect subsidiaries), members, managers, general or limited partners, stockholders and assignees of Guarantor (each, a “Guarantor Related Party” and collectively, the “Guarantor Related Parties”) other than a Permitted Claim (as defined below), then (x) the obligations of the Guarantor under this Guarantee shall terminate ab initio and be null and void, (y) if the Guarantor has previously made any payments under this Guarantee, it shall be entitled to recover such payments from the Company and (z) neither Guarantor nor any Guarantor Related Party shall have any liability to the Company with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement or this Guarantee.

9.                  Except as set forth in Section 4, this Guarantee may not be amended, supplemented, modified or waived except in writing signed by Guarantor and the Company.

10.              Notwithstanding anything in this Guarantee or in any document or instrument delivered in connection herewith to the contrary, by its acceptance of the benefits of this Guarantee, the Company further agrees that neither it nor any other person (including, without limitation, the Company Related Parties) has any right of recovery against, and no personal liability shall attach to, the Guarantor, or any Guarantor Related Party, through Parent or otherwise, whether by or through attempted piercing of the corporate, limited liability company or limited partnership veil, by or through a claim by or on behalf of Parent against the Guarantor, or any Guarantor Related Party, or otherwise, except for its rights against the Guarantor under this Guarantee. Recourse against the Guarantor under this Guarantee and the Company’s third party beneficiary rights under the Equity Commitment Letter shall be the sole and exclusive remedy of (i) the Company and (ii) all Company Related Parties against the Guarantor and any Guarantor Related Party in respect of any liabilities or obligations arising under, or in connection with, this Guarantee, the Merger Agreement, the Equity Commitment Letter or the transactions contemplated hereby or thereby, including by piercing the corporate, limited liability company or limited partnership veil or by a claim by or on behalf of Parent. The Company hereby covenants and agrees that it shall not institute, directly or indirectly, any proceeding or bring any other claim arising under, or in connection with, this Guarantee against the Guarantor or any Guarantor Related Party, except for claims of the Company against the Guarantor under and in accordance with this Guarantee, and the Company hereby, on behalf of itself, waives any and all claims arising under, or in connection with this Guarantee, against the Guarantor or any Guarantor Related Party, and releases such persons from such claims, in each case, except for claims described in this sentence (each, a “Permitted Claim”). Nothing set forth in this Guarantee shall confer or give or shall be construed to confer or give to any person (including any person acting in a representative capacity) other than the Company any rights or remedies against any person, including the Guarantor, except as expressly set forth herein.

11.              In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Guarantee shall be construed as not containing such provisions, and the invalidity of such provisions shall not affect other provisions hereof which are otherwise lawful and valid and shall remain in full force and effect.

12.              This Guarantee, together with the Merger Agreement, constitutes the entire agreement with respect to the Guaranteed Obligations and supersedes all prior agreements and understandings both oral and written, between the parties with respect to such subject matter. This Guarantee may be executed in counterparts which together shall constitute one instrument. It shall not be necessary for all parties to sign the same counterpart.

13.              Each party acknowledges that such party and its counsel have reviewed this Guarantee.

14.              All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Guarantor, to:

HS Midco, Inc.

c/o Help/Systems, LLC

6455 City West Parkway

Eden Prairie, MN 55344

Facsimile: (952) 933-8153

Attn: Kyle Hofmann, General Counsel

Email: kyle.hofmann@helpsystems.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Facsimile: (617) 523-1231

Attn: John Haggerty

          Lillian Kim

Email: jhaggerty@goodwinlaw.com

           lkim@goodwinlaw.com

If to the Company, to:

GlobalSCAPE, Inc.

4500 Lockhill Selma, Suite 150

San Antonio, Texas 78249

Facsimile: (210) 801-8585

Attn: Robert Alpert

Email: ralpert@globalscape.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Facsimile: (212) 451-2222

Attn: Adam W. Finerman, Esq.

Email: afinerman@olshanlaw.com

All such notices or communications shall be deemed to have been delivered and received (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the seventh Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the second Business Day after the sending thereof.

15.              This Guarantee and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Guarantee shall be governed by, and construed in accordance with, the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the parties hereto (a) irrevocably agrees that all actions or proceedings (whether in contract or tort, at law or in equity or otherwise) that may be based upon, arise out of or relate to this Guarantee, or the negotiation, execution or performance of this Guarantee (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Guarantee or as an inducement to enter into this Guarantee) shall be exclusively resolved in the Chosen Courts and (b) waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action, suit or proceeding in any such court. Each of the parties hereto hereby agrees that a final judgment in any action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

16.              EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTEE. EACH PARTY TO THIS GUARANTEE CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

[Signature page follows]

IN WITNESS WHEREOF, Guarantor has executed this Guarantee effective as of the day and year first above written.

HS MIDCO, INC.

		By:	/s/ Daniel R. Mayleben
Name: Daniel R. Mayleben
Title: Treasurer and Secretary

Accepted and Agreed:

GlobalSCAPE, Inc.

By	/s/ Robert Alpert
Name:	Robert Alpert
Title:	Chief Executive Officer